Exhibit 99.1

ITEM 9.01 (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

 ACP Mountain holdings, Inc.

INDEPENDENT AUDITORS’ REPORT

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheet as of December 31, 2017
Consolidated Statement of Operations and Comprehensive Income for the Year ended
December 31, 2017
Consolidated Statement of Changes in Shareholders’ Equity for the Year ended
December 31, 2017
Consolidated Statement of Cash Flows for the Year ended December 31, 2017
Notes to Consolidated Financial Statements

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of
ACP Mountain Holdings, Inc
Mattawan, Michigan

We have audited the accompanying consolidated financial statements of ACP Mountain Holdings, Inc. and its subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2017, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2017, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year ended December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

May 4, 2018

ACP MOUNTAIN HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2017

2017
ASSETS:
Current Assets:
Cash and Cash Equivalents	$25,811,461
Marketable Securities	4,687
Trade Receivables - Net of Allowance for Doubtful Accounts of $1,543,386	29,770,658
Unbilled Revenues on Contracts in Progress	12,516,340
Inventories	3,135,630
Prepaid Expenses and Other Current Assets	6,005,848
Total Current Assets	77,244,624
Net Property & Equipment	211,391,262
Net Intangibles	216,605,349
Other Long-Term Assets:
Restricted Cash	675,871
Long-Term Investments	225,000
Notes Receivable - Net of Allowance for Doubtful Accounts of $1,557,678	—
Long-Term Prepaid Expenses	437,233
Total Other Long-Term Assets	1,338,104
TOTAL ASSETS	$506,579,339
LIABILITIES & SHAREHOLDERS' EQUITY:
Current Liabilities:
Accounts Payable	$10,189,657
Advance Billings on Contracts in Progress	25,279,774
Accrued Interest Payable	100,465
Accrued Expenses and Other Liabilities	20,182,512
Current Portion Long-Term Debt and Capital Lease Obligations	9,109,897
Total Current Liabilities	64,862,305
Long-Term Bank Debt, Net of Unamortized Debt Issuance Costs	99,552,938
Long-Term Incremental Debt, Net of Unamortized Debt Issuance Costs	55,992,667
Subordinated Debt, Net of Unamortized Debt Issuance Costs	58,456,376
Long-Term Capital Leases	1,752,867
Deferred Tax Liabilities, Net	39,738,608
Total Liabilities	320,355,761
Shareholders' Equity:
Common Stock	210,530
Additional Paid in Capital	157,313,970
Accumulated Other Comprehensive Income	—
Retained Earnings	28,699,078
Total Shareholders' Equity	186,223,578
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$506,579,339

See Notes to Consolidated Financial Statements

ACP MOUNTAIN HOLDINGS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2017

2017

NET REVENUES	$239,834,994
Payroll - Direct Labor Expense	26,518,951
Other Direct Expense	36,012,926
DIRECT MARGIN	177,303,117
Payroll - Indirect Labor Expense and Taxes	66,462,616
Depreciation and Amortization	23,403,240
Selling, General & Administrative Expense	43,941,336
INCOME FROM OPERATIONS	43,495,925
OTHER EXPENSE:
Interest Expense	(18,113,748)
Stock-based Compensation	(1,431,307)
Other Non-Operating Expense	(928,901)
INCOME BEFORE INCOME TAX CREDIT (EXPENSE)	23,021,969
Income Tax Credit (Expense)	12,738,335
NET INCOME	$35,760,304
STATEMENT OF COMPREHENSIVE INCOME
NET INCOME	$35,760,304
OTHER COMPREHENSIVE INCOME	—
COMPREHENSIVE INCOME	$35,760,304

See Notes to Consolidated Financial Statements

ACP MOUNTAIN HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2017

		Additional	Accumulated
		Paid-In/	Other
	Common	Contributed	Comprehensive	Retained
	Stock	Capital	Income	Earnings	Total

BALANCE — January 1, 2017	$210,530	$211,209,830	$—	$2,651,607	$214,071,967
Stock-based Compensation	—	1,431,307	—	—	1,431,307
Dividend Paid	—	(55,287,167)	—	(9,712,833)	(65,000,000)
Treasury Stock Purchases	—	(40,000)	—	—	(40,000)
Net Income	—	—	—	35,760,304	35,760,304
BALANCE — December 31, 2017	$210,530	$157,313,970	$—	$28,699,078	$186,223,578

See Notes to Consolidated Financial Statements

ACP MOUNTAIN HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2017

2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$35,760,304
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	23,403,240
Deferred Income Tax Expense (Credit)	(23,299,357)
Provision for Doubtful Trade and Notes Receivable	935,000
Amortization of Debt Discount and Issuance Costs	1,998,565
Loss on Disposition of Property and Equipment	671,422
Loss on Marketable Securities	140,177
Stock-based Compensation	1,431,307
Interest Earned on Restricted Cash	(4,110)
Changes in Operating Assets and Liabilities:
Trade and Notes Receivables	(4,464,245)
Unbilled Revenues on Contracts in Progress	(2,735,976)
Inventories	1,370,088
Other Assets	(2,272,810)
Accounts Payable	1,478,601
Advance Billings on Contracts in Progress	1,208,560
Accrued Expenses and Other Liabilities	(1,366,878)
Net Cash Provided from Operations	34,253,888
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Intangibles	(250,000)
Cash released from Restricted Escrow	212,241
Proceeds from the Sale of Trading Securities	994,854
Proceeds from the Disposition of Property and Equipment	164,391
Purchases of Property and Equipment	(13,827,129)
Net Cash Used for Investing Activities	(12,705,643)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of Treasury Shares	(40,000)
Borrowings of Note Payable	60,000,000
Payments on Note Payable	(6,750,000)
Payment on Capital Leases	(374,204)
Payment of Debt Issuance Costs	(1,225,135)
Dividends Paid	(65,000,000)
Payments of Contingent Acquisition Related Liabilities	(2,961,892)
Net Cash Provided from Financing Activities	(16,351,231)
INCREASE (DECREASE) IN AVAILABLE CASH	5,197,014

CASH AT BEGINNING OF PERIOD	20,614,447
CASH AT END OF PERIOD	$25,811,461
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for Interest	$18,320,715
Cash paid for Income Taxes	$12,731,848
NONCASH OPERATING, INVESTING, AND FINANCING ACTIVITIES:
Assets obtained through Capital Leases	$2,786,239

See Notes to Consolidated Financial Statements

ACP MOUNTAIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2017

1.	THE COMPANY, BASIS OF ACCOUNTING, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company - ACP Mountain Holdings, Inc. (the “Company” and together with its consolidated subsidiaries, the “Group”) is the holding (parent) company of ACP Mountain Intermediate, Inc., the parent company of ACP Mountain Purchaser, Inc., the owner of MPI Research, Inc. (the primary operating company) and its subsidiary Jasper Research, Inc. MPI Research, Inc. (“MPI”) is a Contract Research Organization that primarily partners with pharmaceutical, biotechnology, and medical device companies around the world to develop their drug and device programs. MPI is committed to helping these companies bring safer and more effective drugs and devices to the market faster and more efficiently. During the latter part of 2016, the Group decided to cease its human clinical operations performed at the Jasper location. As of December 31, 2017 all of the Jasper studies were complete and operations had ceased. The impact of this decision was not material to the operations of the Group as a whole.

On November 23, 2015, MPI, its shareholder, and its subordinated debt holder (the “Sellers”) entered into an agreement pursuant to which ACP Mountain Purchaser, Inc. agreed to purchase all of the issued and outstanding shares of MPI common stock and pay all of the outstanding Subordinated Convertible Debentures and accrued interest of MPI as of the closing date.

This acquisition, hereinafter referred to as the “Mountain Purchase Agreement”, was closed on January 27, 2016 and was accounted for as a business combination in accordance with FASB ASC Topic 805, Business Combinations, and Topic 820, Fair Value. Accordingly, “push down” accounting was applied and the purchase accounting adjustments have been reflected in the accompanying consolidated financial statements as of January 27, 2016. The application of “push down” accounting has resulted in new basis of accounting under which the total cost of the Mountain Purchase Agreement was allocated to the assets acquired and the liabilities assumed using estimates of fair values. See Note 2 for further details.

Basis of Accounting—The Group maintains its accounting records on the accrual basis of accounting. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted (GAAP) in the United States of America and include the accounts of the Group. All intercompany transactions have been eliminated.

Cash and Cash Equivalents—Cash and cash equivalents consist of cash and highly liquid investments purchased with an original maturity of three months or less.

Investments—The Group’s current investments in common stock (classified as trading securities) are securities that have been obtained on rare occasions from Sponsors in exchange for trade receivables in order to satisfy these obligations and or form closer, longer-lasting relationships with these Sponsors. These securities are held principally for the purpose of selling them in the near term in connection with a subsequent fund raise, licensing agreement or sale of the company as soon as it is practical for the respective Sponsors to do so. Trading securities are recorded at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Group’s investments in noncontrolled corporations not traded on an exchange are recorded at cost, as fair value is not readily determinable.

Allowance for Doubtful Accounts—The Group reviews all accounts receivable balances and provides for an allowance for doubtful accounts based on that review, as well as a historical analysis of its records. The analysis is based on customer payment histories, the aging of the accounts receivable, and a specific review of certain past-due accounts. As actual collection experience changes, revisions to the allowance may be required. Any unanticipated change in customers’ creditworthiness or other matters affecting the collectability of amounts due from customers could have a material effect on the results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Inventories—Inventories are stated at the lower of cost (average cost method) or market, and consist primarily of feed, supplies, and non-human primates that have not yet been assigned to a study.

Property and Equipment—Property and equipment is stated at historical cost or, if acquired in a business acquisition, at fair value at the acquisition date, less accumulated depreciation. Cost includes expenditures that are directly attributable to the acquisition of the item. The estimated useful lives of assets range from three to 39 years for financial reporting purposes. Fully depreciated assets are retained in property and depreciation accounts until they are removed from service. In the case of disposals, the cost of the assets and related accumulated amortization are removed from the accounts, and the net amounts, less proceeds from disposal, are included in the statements of operations and comprehensive income (loss).

Property under Capital Leases—Property under capital leases is amortized over the shorter of the terms of the respective leases or the estimated useful lives of the assets.

Restricted Cash—The Group had a restricted cash balance of $675,871 at December 31, 2017. This amount resides in a trust fund to support the Nuclear Regulatory Commission’s (NRC) financial assurance requirements with respect to certain facilities and equipment the Group utilizes in its operations. The fund is in very liquid short-term investments per the NRC regulations so its value does not fluctuate, and little, if any, interest income is received.

Goodwill and Intangible Assets—Goodwill, which represents the excess of purchase price over net assets of businesses acquired, is accounted for under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350 Intangibles—Goodwill and Other. Goodwill and Other Intangibles Assets are tested for impairment annually at December 31, and between annual tests in certain circumstances, by comparing the fair value of the Group to its carrying value. Significant judgments are required to estimate fair value including estimating future cash flows, and determining appropriate discount rates, growth rates, and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value, which could trigger impairment. The Group’s Other Intangible Assets which were acquired and recorded in connection with Business Combinations (See Note 2) are being amortized on a straight-line basis over the estimated useful lives as follows: Trade Name – 25 years, Research and Development Projects - 3 years, Internally Developed Software - 3 years, Backlog - 1 year, and Customer Relationships - 25 years.

Amounts recorded for Goodwill and Intangible Assets at December 31, 2017, were as follows:

2017
Cost:
Internally Developed Software	$7,400,000
Customer Relationships	68,000,000
Trade Name	22,000,000
Research and Development Projects	5,500,000
Backlog and Other	2,785,000
Total Intangible Assets	105,685,000
Accumulated Amortization:
Internally Developed Software	(4,862,857)
Customer Relationships	(5,230,769)
Trade Name	(1,692,308)
Research and Development Projects	(3,614,286)
Backlog and Other	(2,506,555)
Total Accumulated Amortization	(17,906,775)
Total Net Intangible Assets	$87,778,225
Goodwill	128,827,124
Total Goodwill and Net Intangible Assets	$216,605,349

Amortization expense totaled $8,039,314 for 2017.

As of December 31, 2017, future amortization of Intangible Assets is as follows:

2018	$ 8,087,231
2019	3,664,374
2020	3,664,374
2021	3,664,374
2022	3,662,290
Thereafter	65,035,582

Debt Issuance Costs—In April 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-03, Simplifying the Presentation of Debt Issuance Costs. This ASU requires debt issuance costs to be presented as a direct deduction from the related debt rather than as an asset. Issuance costs relating to the Group’s debt are deferred and amortized to interest expense using a method that provides similar results to the effective interest method over the respective terms of the related debt. The total amount amortized to interest expense was $1,998,565 for 2017.

Operating Revenues, Unbilled Revenues, and Advance Billings on Contracts in Progress—The Group recognizes revenues on the percentage-of-completion basis over the term of the respective service contract. Service contracts generally take the form of fee-for-service or fixed-price arrangements. The Group’s contracts range in length from periods of less than one year to over three years. Changes in the scope of work generally result in a renegotiation of contract pricing terms.

Renegotiated amounts are not included in revenue until earned and realization is assured. Most contracts are terminable by the client either immediately or upon notice. These contracts typically require payment to the Group of expenses to terminate the study, fees earned to date and, in some cases, a termination fee or a payment to the Group of some portion of the fees or profits that could have been earned by the Group under the contract if it had not been terminated prematurely.

The Group’s revenue backlog was approximately $160 million at December 31, 2017. This represents revenue yet to be recognized on authorized studies.

Unbilled revenue on contracts in progress represents revenues earned and recognized but not yet billed. Advance billings on contracts in progress represent billings to clients for services yet to be performed on studies in progress.

Dividend— Dividends are recognized in equity in the period in which they are approved by the Company’s Board of Directors. On May 18, 2017 the Board declared a cash dividend of $65 million, payable on May 19, 2017, to all the shareholders of record as of that date. Of the $65 million, $9.7 represented the retained earnings of the Group with the remainder reflected as return of capital. The dividend distribution does not violate any covenants associated with the company’s existing loans.

Income Taxes—The Group files a consolidated tax return and accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Group determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax basis of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Group recognizes deferred tax assets to the extent that the Group believes that these assets are more likely than not to be realized. In making such a determination, the Group considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Group determines that the Group would be able to realize our deferred tax assets in the future in excess of their net recorded amount, the Group would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Group records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) the Group determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Group recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Purchase Commitments—At December 31, 2017, the Group had noncancelable purchase commitments for natural gas energy contracts through December 2019 totaling approximately $1,408,230.

Financial Instruments and Risk Management—The Group’s financial instruments, as defined in ASC 825, Financial Instruments, consist of cash and cash equivalents, investments, accounts receivable, accounts payable, capital leases, long-term debt, and related interest rate swaps. The Group’s estimate of the fair value of these financial instruments approximates their carrying amounts as of December 31, 2017.

Impairment of Long-Lived Assets—Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the assets and their eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset.

Stock-Based Compensation—The Group accounts for stock-based compensation under ASC 718, Stock Compensation, which requires a company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost is recognized over the period during which the employee is required to provide service in exchange for the award (usually the vesting period).

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes thereto. The most significant estimates used by management are related to the accounting for allowances, valuations of long-lived assets including goodwill and intangible assets, acquisition accounting, self-insurance reserves, revenue recognition, and income taxes. Actual results could differ from those estimates.

New Accounting Standards—In May 2014, the FASB issued Accounting Standards Update No. 2014-09, "Revenue From Contracts With Customers", as amended by ASU's 2015-14, 2016-08, 2016-10, 2016-11, 2016-12 and 2016-20, (ASU 2014-09), which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. Entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. This update is effective for annual reporting periods beginning after December 15, 2018. The Group plans to adopt this standard in 2018 using the modified retrospective method, whereby the cumulative effect of applying the standard is recognized at the date of initial application. The Group has not yet completed its evaluation of significant contracts and the review of its current accounting policies and practices to identify potential differences that would result from applying the requirements of ASU 2014-09 to its revenue contracts. The Group does not know whether the adoption of ASU 2014-09 will have a material impact on the amount and timing of revenue recognized in its Consolidated Financial Statements.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases, which introduces a new lessee model that brings substantially all leases onto the balance sheet. This update is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Group is currently assessing the impact the adoption of ASU No. 2016-02 will have on its consolidated financial statements.

2.	NET PROPERTY AND EQUIPMENT

Property and Equipment—Net as of December 31, 2017, consists of the following:

2017

Land	$ 1,660,000
Building and Improvements	184,276,219
Equipment	34,673,864
Computer Equipment	11,229,768
Construction in Progress	3,898,828
Total Property and Equipment	$ 235,738,679
Less Accumulated Depreciation	(24,347,417)
Net Property and Equipment	$ 211,391,262

Equipment includes assets under capital leases. The amount of assets subject to capital lease obligations as reflected in the Group’s balance sheets were $3,811,239 at December 31, 2017. Amortization of capital-leased assets was $500,754 for 2017. The accumulated amortization of such assets reflected in the Group’s balance sheets was $769,206 at December 31, 2017.

Depreciation expense totaled $15,363,926 for 2017.

3.	LONG-TERM DEBT

Long-term debt at December 31, 2017, consists of the following:

2017

Capital Lease Obligations	$ 2,612,764
Successor Senior Credit Facility Initial Term Loan, $109,500,000
outstanding at December 31, 2017 (less unamortized debt issuance costs of $3,947,062 as of December 31, 2017)	105,552,938
Successor Senior Credit Facility Incremental Term Loan, $60,000,000,
$59,250,000 outstanding at December 31, 2017 (less unamortized debt issuance costs of $1,007,333 as of December 31, 2017)	58,242,667
Successor Mezzanine Debt, $60,000,000 (less unamortized debt
issuance costs of $1,543,624 as of December 31, 2017)	58,456,376
Total debt	$ 224,864,745
Less current portion	(9,109,897)
Total long-term debt	$ 215,754,848

Senior Credit Facility— The Group has a credit agreement with a syndicated bank group, which includes a $20,000,000 revolving credit facility, a $120,000,000 initial term loan, and a $60,000,000 incremental term loan. Interest is payable either monthly or quarterly at the election of the Group at the one-month or three-month LIBOR rate plus 475 basis points for the initial term loan and plus 525 basis points for the incremental term loan. The agreement contains a LIBOR floor of 1%. The effective rate at December 31, 2017 was 6.32% for the initial term loan and 6.82% for the incremental term loan.

For the Initial Term Loan, principal payments of $1,500,000 were due beginning on June 30, 2016 and on the last day of each calendar quarter thereafter. For the Incremental Term Loan, principal payments of $375,000 were due beginning on September 30, 2017 and on the last day of the following three quarters. Thereafter, principal payments of $750,000 are due at the end of each calendar quarter. A balloon payment for both the Initial Term Loan and Incremental Term Loan is due on the maturity date of January 27, 2021. In future years, to the extent the Group’s year-end Total Net Leverage Ratio exceeds certain amounts defined in the Credit Agreement, an additional Excess Cash Flow principal repayment would be due in the second quarter of the following year. This payment would be equal to 50%, 25% or 0% of Excess Cash Flow depending on the year-end Total Net Leverage Ratio. There were no excess cash flow principal payments required for 2018.

The Group’s revolving credit facility contains an unused fee of 0.5% and an interest rate ranging from the Euro option of 5.4% to 7.25% depending on the terms under which borrowings are made. As of December 31, 2017 there were no borrowings outstanding; however, the Group did have a $500,000 Letter of Credit outstanding in connection with its Workers’ Compensation Insurance that is reflected as a draw against this agreement.

Mezzanine Financing —The Group also has a credit agreement with a company, which provided mezzanine financing of $60,000,000 and is subordinated to the Senior Credit Facility noted above. No principal payments are due on this term loan until its maturity date of January 27, 2022 provided that the Group is in compliance with the conditions of this agreement. Interest is payable either monthly or quarterly at the election of the Group at the one-month or three-month LIBOR rate plus 1,000 basis points. The agreement contains a LIBOR floor of 1%. The effective rate at December 31, 2017 was 11.57%.

The Group’s Senior Credit Facility and Mezzanine Financing agreements contain various financial covenants, including requirements for the fixed charge and total leverage ratios, as defined by the agreements and certain other administrative covenants. The Group was in compliance with all covenants at December 31, 2017.

Total interest expense, which includes the amortization of debt issuance costs, under all agreements was $18,113,748 for 2017.

As of December 31, 2017, total payments due under the Group’s Senior Credit Facility, Mezzanine Debt, and Capital Lease Obligations are as follows:

2018	$ 9,109,897
2019	9,872,301
2020	9,782,260
2021	142,590,569
2022	60,007,736
Thereafter	-
Total	$ 231,362,763
Unamortized debt issuance costs	(6,498,018)
Total	$ 224,864,745

4.	FAIR VALUE MEASUREMENTS

ASC 820, Fair Value Measurements, establishes a single authoritative definition of fair value, sets a framework for measuring fair value, and requires additional disclosures about fair value measurements. In accordance with ASC 820, the Group classifies its investments into Level 1, which refers to securities valued using quoted prices from active markets for identical assets; Level 2, which refers to securities not traded on an active market, but for which observable market inputs are readily available; and Level 3, which refers to securities valued based on significant unobservable inputs. Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

A summary of the Group’s assets and liabilities measured at fair value on a recurring basis at December 31, 2017, set forth by level within the fair value hierarchy, is as follows:

Level 1—Quoted (unadjusted) prices for identical assets in active markets

Level 2—Other observable inputs, either directly or indirectly, including

Quoted prices for similar assets in active markets

Quoted prices for identical or similar assets in nonactive markets (few transactions, limited information, noncurrent prices, high variability over time, etc.)

Inputs other than quoted prices that are observable for the asset (interest rates, yield curves, volatilities, default rates, etc.)

Inputs that are derived principally from or corroborated by other observable market data

Level 3—Unobservable inputs that cannot be corroborated by observable market data

The following table presents information about the fair value of the Company’s financial instruments at December 31, 2017, according to the valuation techniques the Company used to determine their values.

	Level 1	Level 2	Level 3	Total

Marketable securities	$4,687	$—	$—	$4,687
Long-Term Investments	—	—	225,000	225,000
Total assets measured at fair value	$4,687	$—	$225,000	$229,687
Accrued Expenses and Other Liabilities:
Contingent consideration	—	—	172,327	172,327
Total liabilities measured at fair value	$—	$—	$172,327	$172,327

The following table presents a summary of changes in fair value of the Company’s level 3 assets for the year ended December 31, 2017.

2017
Balance, beginning of year	$2,991,722
Disposal	(1,496,702)
Impairment	(1,270,020)
Balance, end of year	$225,000

The following table presents a summary of changes in fair value of the Company’s level 3 liabilities for the year ended December 31, 2017.

2017
Balance, beginning of year	$5,717,985
Purchase Accounting adjustment	—
Payments	(2,961,892)
Unrealized gain (loss)	(690,169)
Impairment	(1,893,597)
Balance, end of year	$172,327

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Trading Securities—Fair value of the Group’s investments in common stock is estimated based on quoted prices in active markets. The fair values are classified as Level 1 estimates.

Long-Term Investments—The Group has private company investments, which consist of investments for which the Group does not have the ability to exercise significant influence, and are accounted for under the cost method. The investments are carried at cost and adjusted only when the Group believes that events have occurred that are likely to have a significant other-than-temporary adverse effect on the estimated fair value of the investments. If no such events have occurred, the fair value of the investments is not calculated as it is not practicable to do so.

Contingent Consideration—In connection with the Mountain Purchase Agreement, the Group is obligated to pay 75% of the proceeds, net of tax, to the Sellers upon liquidation for the Level 1 instruments, private Group instruments, and certain other identified assets per the Mountain Purchase Agreement. Additionally, the Group was obligated to pay any actual tax savings received from the acquisition to the Seller, with a maximum amount $2.5 million. Accordingly, the Group recorded these liabilities to reflect this obligation in its Purchase Accounting entry described in Note 2 above. During 2017 the Group realized the tax savings and paid the associated contingent liability in full.

5.	OPERATING LEASE OBLIGATIONS

The Group rents certain office and laboratory equipment under various operating leases expiring through 2021. Future minimum lease payments under noncancelable operating leases at December 31, 2017, are as follows:

Years Ending	Operating
December 31	Leases

2018	$195,615
2019	23,659
2020	2,353
2021	2,353
2022	2,353
Total	$226,333

Rent expense totaled $411,280 for 2017.

6.	RETIREMENT PLAN

The Group has a 401(k) employee savings plan. All of the Group’s employees over the age of 18 are eligible to contribute salary withholdings to the 401(k) Plan (the “Plan”). The Group’s matching contributions to the Plan totaled $1,497,348 for 2017.

7.	INCOME TAXES

For financial reporting purposes, the 2017 income before income taxes includes the following components:

2017
United States	$23,021,969
Foreign	—
Total	$23,021,969

Income tax expense for the 2017 Period is as follows:

2017
Current:
Federal	$8,711,870
State	1,849,152
Total Current	10,561,022
Deferred:
Federal	(22,096,875)
State	(1,202,482)
Total Deferred	(23,299,357)
Total Income Tax Expense	$(12,738,335)

The reconciliation of the statutory federal income tax expense to the effective tax expense for period is as follows:

2017
Statutory Federal Income Tax Expense	$8,057,689
State Income Tax Expense, net of Federal Benefit	717,697
Permanent Items, net of Federal Benefit	17,746
Federal Tax Rate Reduction	(21,692,722)
Change in Valuation Allowance	552,609
Other	(391,354)
Total Income Tax Expense	$(12,738,335)

As of December 31, 2017, the components of deferred tax liabilities, net are as follows:

2017

Reserve for Marketable Securities	$1,054,701
Transaction Costs	883,586
Warranty Reserve	686,650
Stock-based Compensation	593,271
Receivable Allowances	457,521
Capital Loss Carryforward	359,322
Deferred Compensation	325,099
Other	123,903
Subtotal	4,484,053
Less: Valuation Allowance	(359,322)
Total Deferred Tax Assets	$4,124,731
Goodwill and Intangible Assets	$(21,477,728)
Property and Equipment	(21,017,540)
Pass-through Entities	(838,059)
Prepaid Maintenance	(385,203)
Other	(144,809)
Total Deferred Tax Liabilities	$(43,863,339)
Net Deferred Tax Liability	$(39,738,608)

The Group has performed the required assessment of positive and negative evidence regarding the realization of the net deferred income tax assets in accordance with ASC 740. The Group considers all available positive and negative evidence, including future reversals of existing temporary differences, projected future taxable income and recent financial operations, to determine whether, based on the weight of that evidence, a valuation allowance is needed for some portion or all of a net deferred income tax asset. Judgment is used in considering the relative impact of negative and positive evidence. In arriving at these judgments, the weight given to the potential effect of negative and positive evidence is commensurate with the extent to which such evidence can be objectively verified.

On the basis of this evaluation, as of December 31, 2017, a valuation allowance of $359,322 has been recorded to record only the portion of the capital loss carryforward that is more likely than not to be realized. The amount of the capital loss carryforward considered realizable, however, could be adjusted if future capital gains are realized during the five year carryover period for the capital losses.

As of December 31, 2017, respectively, the Group has no unrecognized tax benefits. Based on currently available information, the Group does not believe a significant increase in unrecognized tax benefits will occur within the next 12 months.

The Group recognizes interest accrued related to unrecognized tax benefits and penalties as income tax expense. The Group has not recorded any interest and penalties related to unrecognized tax benefits for the 2017.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act changes existing United States tax law and includes numerous provisions that will affect the Group. The Tax Act reduces the corporate tax rate to 21 percent, effective January 1, 2018. Consequently, under ASC 740, the Group has re-measured its deferred tax assets, deferred tax liabilities and associated valuation allowances. The re-measurement resulted in a reduction of the Groups deferred tax assets, deferred tax liabilities and associated valuation allowances of $21,692,722, with a corresponding net adjustment to deferred income tax benefit for the year ended December 31, 2017. The Group has completed its accounting for the income tax effects of the Tax Act for the year ended December 31, 2017. The Group is still evaluating the income tax effects of the Tax Act for provisions impacting the year ended December 31, 2018 and beyond.

The Group is subject to periodic audits by the Internal Revenue Service, state and local taxing authorities. These audits may challenge certain of the Group’s tax positions such as the timing and amount of income and deductions and the allocation of taxable income to various tax jurisdictions. MPI’s U.S. federal income tax return for the 2014 tax year and beyond remains subject to examination by the IRS. Various state income tax returns for MPI also remain subject to examination by the respective state jurisdiction. The resulting income tax effect of any federal examination would not impact the Group but rather the former Subchapter S Corporation’s shareholder.

8.	STOCK OPTIONS

The Group established a non-qualified stock option plan effective January 27, 2016 under which options were issued to various management team and board members. The options were granted for a term of ten years and were divided into two categories: Time Awards and Performance Awards. Time Awards shall vest in equal installments on each of the first, second, third, fourth and fifth anniversary of the grant date provided the recipient is employed on such dates. Performance Awards vest in five equal annual installments provided a certain Group EBITDA Target Amount for the applicable year is met. In the event, of a Change of Control, vesting is accelerated per the provisions of the plan.

The Group’s stock option activity in this plan for the year ended December 31, 2017 is summarized as follows:

	Number of Shares	Initial Exercise Price	Weighted-Average Exercise Price	Expiration Dates

Options outstanding - January 1, 2017	1,510,000
Issued - 1/1/2017	100,000	12.04	12.04	2027
Issued - 3/2/2017	20,000	12.04	12.04	2027
Issued - 8/17/2017	70,000	13.58	13.58	2027
Option Exercised	(12,000)
Options Forfeited	(123,000)
Options Expired	(4,500)
Options outstanding - December 31, 2017	1,560,500
Vested and Exercisable - December 31, 2017	280,500	6.86-12.04	6.86-12.04	2026

In connection with the dividend paid on May 19, 2017, the initial exercise price for any options issued prior to May 19, 2017, were reduced by $3.14 per share in accordance with anti-dilutive provision of the plan.

9.	TRANSACTIONS WITH RELATED PARTIES

Avista Capital Holdings, LP, a shareholder of the Group, provided merger and acquisition assistance, investment monitoring and consulting services during and subsequent to the Mountain Purchase Agreement. The Group was charged $580,525 for the year ended December 31, 2017. On an ongoing basis the Group will be charged an annual investment monitoring fee of $500,000 plus out-of-pocket expenses.

10.	SUBSEQUENT EVENTS

Events or transactions occurring after the balance sheet date have been evaluated through May 4, 2018, the date the financial statements were issued.

On February 12, 2018, Charles River Laboratories International, Inc. entered into a definitive agreement to acquire MPI Research for approximately $800 million in cash. The transaction closed on April 3, 2018.

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